UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

ESMARK INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	File Number 001-33851	20-8626148
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1134 Market Street, Wheeling, WV		26003
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2008, Esmark Incorporated (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent. The Rights Agent presently serves as the Company’s transfer agent with respect to common stock of the Company and also has been appointed transfer agent with respect to the Series A Junior Participating Preferred Stock, par value $0.001 per share of the Company, if any, that may be issued pursuant to the exercise of Rights under the Rights Agreement. The material terms and conditions of the Rights Agreement are described below in response to Item 3.03—Material Modifications to Rights of Security Holders. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

Item 3.03	Material Modifications to Rights of Security Holders.

On June 12, 2008, the Board of Directors (the “Board”) of the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share. The dividend was payable on June 13, 2008 to the stockholders of record at the close of business on June 13, 2008.

The Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of the Company’s outstanding common stock without the approval of the Board. The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

For those interested in the specific terms of the Rights Agreement as made between the Company and Computershare Trust Company, N.A., as the Rights Agent, on June 13, 2008, the Company provides the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated June 13, 2008 and is incorporated herein by reference. A copy of the agreement is available free of charge from the Company.

The Rights. The Board authorized the issuance of a Right with respect to each outstanding share of common stock on June 13, 2008. The Rights will initially trade with, and be inseparable from, the common stock, and will be evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock the Company issues after June 13, 2008 until the Distribution Date described below. Certificates for new shares of common stock issued after June 13, 2008 but before the Distribution Date will contain a notation incorporating the Rights Agreement by reference.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $60.00 (the “Purchase Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the Company’s outstanding common stock. The Company refers to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $60.00, purchase shares of the Company’s common stock with a market value of $120.00, based on the market price of the common stock prior to such acquisition.

•

Flip Over. If the Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $60.00, purchase shares of the surviving or acquiring corporation with a market value of $120.00 based on the market price of the acquiring corporation’s stock, prior to such merger.

Excluded Acquisitions.

The acquisition of beneficial ownership of 15% or more of the Company’s outstanding common stock solely as a result of a tender offer or other acquisition transaction that satisfies any one of the following conditions will not cause a person to be an “Acquiring Person” or trigger a Distribution Date or a “flip in”: (1) the acquisition is made by the United Steelworkers or its permitted transferee or assignee pursuant to the right to bid provisions of Article Eleven, Section D of the collective bargaining agreement with the United Steelworkers of America, AFL-CIO-CLC (the “Collective Bargaining Agreement”) if applicable to the Company and approved by the Board; or (2) the Board has made a favorable recommendation to its stockholders, pursuant to Rule 14d-9 of the Exchange Act, with respect to the tender offer; or (3) the Board has not made a favorable recommendation to its stockholders, pursuant to Rule 14d-9 of the Exchange Act, with respect to the tender offer, provided that, unless waived by the Board, the tender offer is consummated (i) at a time when there is at least one other bid or proposal to acquire the Company pending, and (ii) at least 21 business days after the later of (A) the expiration of the right to bid periods under Article Eleven, Section D of the Collective Bargaining Agreement with respect to such tender offer and each of the other bids or proposals, and (B) the United Steelworkers entering into successorship agreements, as contemplated by Article Two, Section D.1.a and D.1.b. of the Collective Bargaining Agreement, with the person making the tender offer and with each of the persons making such other bids or proposals.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $.01 or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•

if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration. The Rights will expire on June 13, 2009, unless amended.

Redemption. The Board may, at its option, redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights then outstanding. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right. The redemption price will be adjusted to reflect any stock split or stock dividends of the Company’s common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company’s outstanding common stock, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Purchase Price payable, and the number of one one-hundredths of a share of the Preferred Stock issuable, upon exercise of a Right are subject to adjustment from time to time to prevent dilution upon the occurrence of (i) distributions or issuances of additional shares of the Preferred Stock, (ii) a stock split of the Preferred Stock or a stock dividend on the Preferred Stock payable in shares of the Preferred Stock, or (iii) subdivisions, consolidations or combinations of the Preferred Stock. No adjustments to the Exercise Price of less than 1% will be made.

The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

As of June 13, 2008, there were 100,000,000 shares of the Company’s common stock authorized and 39,510,321 shares of the Company’s common stock issued and outstanding. 1,000,000 shares of the Company’s Preferred Stock have been reserved for issuance upon the exercise of the Rights.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2008, the Board of the Company adopted a stockholder rights plan as described more fully above in Item 3.03—Material Modifications to Rights of Security Holders. In connection with adopting the stockholder rights plan, the Company filed a Certificate of Designations with the Delaware Secretary of State establishing the designations, number of shares, preferences, voting powers and other rights and the restrictions and limitations of the Preferred Stock, a form of which has been filed by the Company as an exhibit to the Rights Agreement filed as Exhibit 4.1 to the Form 8-A by the Company with the Commission on June 13, 2008 to register the Rights to Purchase the Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Esmark Incorporated (incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form 8-A (the “Form 8-A”) filed with Commission on June 13, 2008).

4.1	Rights Agreement, dated as of June 13, 2008, between Esmark Incorporated and Computershare Trust Company, N.A., including Exhibits A, B, and C thereto (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

Date: June 19, 2008	By:	/s/ Paul J. Mooney
	Name:	Paul J. Mooney
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Esmark Incorporated (incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form 8-A (the “Form 8-A”) filed with Commission on June 13, 2008).

4.1	Rights Agreement, dated as of June 13, 2008, between Esmark Incorporated and Computershare Trust Company, N.A., including Exhibits A, B, and C thereto (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A).